EXHIBIT 99.1

PROS HOLDINGS, INC. REPORTS FIRST QUARTER 2020 FINANCIAL RESULTS

•	Subscription revenue of $43.2 million, up 40% year-over-year.

•	Total revenue of $66.3 million, up 18% year-over-year.

HOUSTON – May 5, 2020 — PROS Holdings, Inc. (NYSE: PRO), a provider of AI-powered solutions that optimize selling in the digital economy, today announced financial results for the first quarter ended March 31, 2020.

“I’m so proud of how our team has kept their focus on supporting our customers and each other during these difficult times,” stated CEO Andres Reiner. “We’ve fully embraced the shift to operating virtually and delivered another strong revenue growth quarter as we help our customers and the industries we serve accelerate their move to digital selling.”

First Quarter 2020 Financial Highlights

Key financial results for the first quarter 2020 are shown below. Throughout this press release, all dollar figures are in millions, except net loss per share. Unless otherwise noted, all results are on a reported basis and are compared with the prior-year period.

	GAAP			Non-GAAP
	Q1 2020	Q1 2019	Change	Q1 2020	Q1 2019	Change
Revenue:
Total Revenue	$66.3	$56.1	18%	n/a	n/a	n/a
Subscription Revenue	$43.2	$30.9	40%	n/a	n/a	n/a
Subscription and Maintenance Revenue	$55.7	$46.2	20%	n/a	n/a	n/a
Profitability:
Gross Profit	$37.6	$35.3	6%	$39.1	$37.1	6%
Operating Loss	$(21.4)	$(13.6)	$(7.7)	$(13.1)	$(5.4)	$(7.6)
Net Loss	$(22.7)	$(16.9)	$(5.8)	$(9.8)	$(4.2)	$(5.6)
Net Loss Per Share	$(0.53)	$(0.45)	$(0.08)	$(0.23)	$(0.11)	$(0.12)
Adjusted EBITDA	n/a	n/a	n/a	$(11.4)	$(4.6)	$(6.9)
Cash:
Net Cash Used In Operating Activities	$(24.2)	$(8.1)	$(16.1)	n/a	n/a	n/a
Free Cash Flow	n/a	n/a	n/a	$(25.5)	$(9.6)	$(15.9)

The attached table provides a summary of PROS results for the period, including a reconciliation of GAAP to non-GAAP metrics.

Recent Business Highlights

•
Extended our leadership position on our Guidance solution with strategic innovations that further enable our B2B customers to self-serve, accelerate their time to value, and drive higher adoption with targeted insights.

•
Continued innovation in our market-leading airline passenger revenue management product with the release of willingness-to-pay based forecasting and optimization algorithms to help airlines achieve dynamic pricing.

•
Delivered a series of strategy and training webinars to bring the markets and our customers together to learn, share ideas, and prepare for the post-COVID-19 world; offered free consultations with our industry and pricing experts to help customers proactively manage demand shifts and navigate the current macro environment.

•
Launched the PROS B2B pricing transformation value calculator program with Microsoft so companies visiting global Microsoft Technology Centers receive personalized business cases and assessments of the strong value of our AI-powered selling solutions.

•
Named to the 2020 CRM Watchlist for the sixth consecutive year in recognition of PROS impact in the CRM market, promise for the future, and vision around product strategy and innovation; scored highest in the ‘Customer’ category.

•
Joined the IATA Airline Industry Retailing (AIR) Think Tank to deliver thought leadership on transformational retailing ideas and concepts to improve the traveler experience through digital transformation.

•	Proactively moved to fully virtual across our global offices in early March to ensure the safety and well-being of our people, customers, and communities.

•
Announced a virtual experience for PROS Outperform 2020 Conference, the premier event for pricing, selling, revenue management, and eCommerce executives, and industry strategists from across the globe, extending our reach and engagement with our customers and prospects occurring October 7-8.

Financial Outlook

Based on information as of May 5, 2020, PROS currently anticipates the following based on an estimated 43.3 million basic weighted average shares outstanding and a 22% non-GAAP estimated tax rate for the second quarter ending June 30, 2020. Given uncertainties related to the ongoing COVID-19 pandemic and rapidly changing global economic environment, PROS is withdrawing its previously issued full year 2020 guidance provided February 6, 2020:

	Q2 2020 Guidance	v. Q2 2019 at Mid-Point
Total Revenue	$60.0 to $61.0	(5)%
Subscription Revenue	$39.5 to $40.5	14%
Non-GAAP Loss Per Share	$(0.22) to $(0.20)	$(0.14)
Adjusted EBITDA	$(11.5) to $(10.5)	$(9.2)
Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on Tuesday, May 5, 2020, at 4:45 p.m. ET to discuss the Company’s financial results and business outlook. To access this call, dial 1-877-407-9039 (toll-free) or 1-201-689-8470. The live and archived webcasts of this call can be accessed under the “Investor Relations” section of the Company’s website at www.pros.com.

A telephone replay will be available until Tuesday, May 19, 2020, at 1-844-512-2921 (toll-free) or 1-412-317-6671 using the pass code 13700852.

About PROS

PROS Holdings, Inc. (NYSE: PRO) provides AI solutions that power commerce in the digital economy. PROS solutions bring intelligence to commerce by providing companies with predictive and prescriptive guidance that enables them to dynamically price, configure and sell their products and services across all channels with speed, precision and consistency. To learn more, visit www.pros.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the business impact of the coronavirus (COVID-19) pandemic; our financial outlook; expectations; ability to achieve future growth and profitability; management's confidence and optimism; positioning; customer successes; demand for our software solutions; business expansion; revenue; subscription revenue; ARR; non-GAAP loss per share; adjusted EBITDA; free cash flow; shares outstanding and effective tax rate. The forward-looking statements contained in this press release are based upon our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include, among others, risks related to: (a) the impact of the COVID-19 pandemic, such as the scope and duration of the outbreak and timeframe for recovery of the travel industry, (b) cybersecurity, (c) maintaining subscription renewal rates, (d) potential downturns in sales, (e) implementing our solutions, (f) software innovation, (g) maintaining our corporate culture, (h) disruptions from our third party data center, software, data, and other unrelated service providers, (i) evolving data privacy, cyber security and data localization laws, (j) cloud operations, (k) managing our growth effectively, (l) operating globally, including economic and commercial disruptions, (m) personnel risks including loss of any key employees, (n) the timing of revenue recognition and cash flow from operations, (o) competition, (p) market acceptance of our software innovations, (q) development of our target markets, (r) increasing business from existing customers, (s) migrating customers to our latest cloud solutions; (t) expanding and training our direct and indirect sales force, (u) our debt repayment obligations, (v) returning to profitability, and (w) acquiring and integrating businesses and/or technologies. Additional information relating to the risks and uncertainties affecting our business is contained in our filings with the SEC. These forward-looking statements represent our expectations as of the date hereof. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

PROS has provided in this release certain non-GAAP financial measures, including non-GAAP gross profit and margin, non-GAAP income (loss) from operations or non-GAAP operating loss, annual recurring revenue, adjusted EBITDA, free cash flow, non-GAAP subscription revenue, non-GAAP tax rate, non-GAAP net income (loss) or non-GAAP net loss, and diluted earnings (loss) per share or non-GAAP net loss per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance and cloud transition. Non-GAAP gross margin can be compared to gross margin which can be calculated from the condensed consolidated statement on income (loss) by dividing gross profit by total revenue. Non-GAAP gross margin is similarly calculated but first adds back to gross profit the portion of certain of the non-GAAP adjustments described below attributable to cost of revenue. Non-GAAP subscription margin can be compared to subscription margin which can be calculated from the condensed consolidated statement on income (loss) by dividing subscription gross profit (subscription revenue minus subscription cost) by subscription revenue. Non-GAAP subscription margin is similarly calculated but first subtracts out from subscription cost the portion of certain of the non-GAAP adjustments described below attributable to cost of subscription. These items and amounts are presented in the Supplemental Schedule of Non-GAAP Financial Measures.

PROS also presents certain information in “constant currency,” which is also a non-GAAP financial measure. Since PROS has operations outside of the United States reporting in currencies other than the U.S. dollar, the comparability of our operating results reported in U.S. Dollars is affected by foreign currency exchange rate fluctuations because the underlying currencies in which we transact change in value over time compared to the U.S. Dollar. These fluctuations may have a significant effect on our reported results. As such, this release contains references to constant currency measures, which are calculated based on currency rates set at the start of a year and held constant throughout the year. Management believes this supplemental information is useful to investors as a framework for facilitating period-to-period comparisons of our business performance excluding the effects of foreign currency exchange rate fluctuations.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release, and can be found, along with other financial information, in the investor relations portion of our website. PROS' use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS' industry. PROS has also provided in this release certain forward-looking non-GAAP financial measures, including non-GAAP income (loss) from operations, annual recurring revenue, non-GAAP loss per share, adjusted EBITDA, free cash flow, non-GAAP tax rates, and calculated billings (collectively the "non-GAAP financial measures") as follows:

Non-GAAP income (loss) from operations: Non-GAAP income (loss) from operations excludes the impact of share-based compensation, amortization of acquisition-related intangibles and new headquarters noncash rent expense. Non-GAAP income (loss) from operations excludes the following items from non-GAAP estimates:

•
Share-Based Compensation:  Although share-based compensation is an important aspect of compensation for our employees and executives, our share-based compensation expense can vary because of changes in our stock price and market conditions at the time of grant, varying valuation methodologies, and the variety of award types. Since share-based compensation expense can vary for reasons that are generally unrelated to our performance during any particular period, we believe this could make it difficult for investors to compare our current financial results to previous and future periods.

Therefore, we believe it is useful to exclude share-based compensation in order to better understand our business performance and allow investors to compare our operating results with peer companies.

•
Amortization of Acquisition-Related Intangibles:  We view amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•
New Headquarters Noncash Rent Expense: Noncash rent expense is related to our new corporate headquarters and is incurred prior to occupation of this facility. These amounts are unrelated to our core performance during any particular period and we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude the noncash rent expense on the preoccupied new headquarters in order for investors to better understand our business performance and allow investors to compare our operating results with peer companies.

Non-GAAP loss per share: Non-GAAP net income (loss) excludes the items listed above as excluded from non-GAAP income (loss) from operations and also excludes amortization of debt discount and issuance costs and the taxes related to these items and the items excluded from non-GAAP income (loss) from operations. Estimates of non-GAAP loss per share are calculated by dividing estimates for non-GAAP loss by our estimate of shares outstanding for the future period. In addition to the items listed above as excluded from non-GAAP income (loss) from operations, non-GAAP net income (loss) excludes the following items from non-GAAP estimates:

•
Amortization of Debt Discount and Issuance Costs: Amortization of debt discount and issuance costs are related to our convertible notes. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

•
Taxes: We exclude the tax consequences associated with non-GAAP items to provide investors with a useful comparison of our operating results to prior periods and to our peer companies because such amounts can vary significantly. In the fourth quarter of 2014, we concluded that it is more likely than not that we will be unable to fully realize our deferred tax assets and accordingly, established a valuation allowance against those assets. The ongoing impact of the valuation allowance on our non-GAAP effective tax rate has been eliminated to allow investors to better understand our business performance and compare our operating results with peer companies.

Annual Recurring Revenue: Annual Recurring Revenue ("ARR") is used to assess the trajectory of our cloud business. ARR means, as of a specified date, the contracted recurring revenue, including contracts with a future start date, together with annualized overage fees incurred above contracted minimum transactions, and excluding perpetual and term license agreements recognized as license revenue in accordance with GAAP. ARR should be viewed independently of revenue and any other GAAP measure.
Non-GAAP Tax Rate: The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the impact of the excluded non-GAAP items.
Adjusted EBITDA: Adjusted EBITDA is defined as GAAP net income (loss) before interest expense, provision for income taxes, depreciation and amortization, as adjusted to eliminate the effect of stock-based compensation cost, amortization of acquisition-related intangibles, depreciation and amortization, new headquarters noncash rent expense and capitalized internal-use software development costs. Adjusted EBITDA should not be considered as an alternative to net income (loss) as an indicator of our operating performance.
Free Cash Flow: Free cash flow is a non-GAAP financial measure which is defined as net cash provided by (used in) operating activities, less capital expenditures (excluding expenditures for PROS new headquarters), purchases of other (non-acquisition-related) intangible assets and capitalized internal-use software development costs.
Calculated Billings: Calculated billings is defined as total subscription, maintenance and support revenue plus the change in recurring deferred revenue in a given period.
These non-GAAP estimates are not measurements of financial performance prepared in accordance with GAAP, and we are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information described above which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Investor Contact:
PROS Investor Relations
Shannon Tatz
713-335-5932
ir@pros.com

Media Contact:
Amanda Parrish
832-924-4731
aparrish@pros.com

PROS Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	March 31, 2020	December 31, 2019
Assets:
Current assets:
Cash and cash equivalents	$251,782	$306,077
Trade and other receivables, net of allowance of $2,810 and $214, respectively	53,591	65,074
Deferred costs, current	5,829	5,756
Prepaid and other current assets	9,394	9,038
Total current assets	320,596	385,945
Property and equipment, net	26,703	14,794
Operating lease right-of-use assets	25,707	26,550
Deferred costs, noncurrent	14,642	15,478
Intangibles, net	12,954	14,605
Goodwill	48,912	49,104
Other assets, noncurrent	7,163	6,831
Total assets	$456,677	$513,307
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and other liabilities	$12,757	$9,098
Accrued liabilities	18,734	22,748
Accrued payroll and other employee benefits	12,604	32,656
Operating lease liabilities, current	7,383	7,173
Deferred revenue, current	126,325	124,459
Total current liabilities	177,803	196,134
Deferred revenue, noncurrent	13,915	17,801
Convertible debt, net, noncurrent	112,406	110,704
Operating lease liabilities, noncurrent	21,683	22,391
Other liabilities, noncurrent	1,260	1,281
Total liabilities	327,067	348,311
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 75,000,000 shares authorized; 47,972,383 and 47,310,846 shares issued, respectively; 43,291,660 and 42,630,123 shares outstanding, respectively	48	47
Additional paid-in capital	548,014	560,496
Treasury stock, 4,680,723 common shares, at cost	(29,847)	(29,847)
Accumulated deficit	(384,524)	(361,789)
Accumulated other comprehensive loss	(4,081)	(3,911)
Total stockholders’ equity	129,610	164,996
Total liabilities and stockholders’ equity	$456,677	$513,307

PROS Holdings, Inc.
Condensed Consolidated Statements of Income (Loss)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue:
Subscription	$43,170	$30,921
Maintenance and support	12,523	15,327
Total subscription, maintenance and support	55,693	46,248
Services	10,618	9,883
Total revenue	66,311	56,131
Cost of revenue:
Subscription	12,864	9,786
Maintenance and support	2,790	2,802
Total cost of subscription, maintenance and support	15,654	12,588
Services	13,073	8,202
Total cost of revenue	28,727	20,790
Gross profit	37,584	35,341
Operating expenses:
Selling and marketing	24,920	21,485
General and administrative	14,880	11,667
Research and development	19,136	15,799
Loss from operations	(21,352)	(13,610)
Convertible debt interest and amortization	(2,062)	(4,356)
Other income, net	831	1,271
Loss before income tax provision	(22,583)	(16,695)
Income tax provision	152	222
Net loss	$(22,735)	$(16,917)

Net loss per share:
Basic and diluted	$(0.53)	$(0.45)
Weighted average number of shares:
Basic and diluted	43,102	37,623

PROS Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands) (Unaudited)

	Three Months Ended March 31,
	2020	2019
Operating activities:
Net loss	$(22,735)	$(16,917)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,420	3,325
Amortization of debt discount and issuance costs	1,712	3,116
Share-based compensation	6,347	6,046
Provision for doubtful accounts	2,596	—
Changes in operating assets and liabilities:
Accounts and unbilled receivables	8,889	(3,773)
Deferred costs	763	(893)
Prepaid expenses and other assets	(701)	(2,065)
Accounts payable and other liabilities	1,447	565
Accrued liabilities	(3,840)	2,634
Accrued payroll and other employee benefits	(20,055)	(11,779)
Deferred revenue	(2,016)	11,646
Net cash used in operating activities	(24,173)	(8,095)
Investing activities:
Purchases of property and equipment	(10,993)	(611)
Capitalized internal-use software development costs	(412)	(868)
Purchase of intangible asset	—	(50)
Net cash used in investing activities	(11,405)	(1,529)
Financing activities:
Proceeds from employee stock plans	1,364	943
Tax withholding related to net share settlement of stock awards	(20,172)	(14,239)
Net cash used in financing activities	(18,808)	(13,296)
Effect of foreign currency rates on cash	91	80
Net change in cash and cash equivalents	(54,295)	(22,840)
Cash and cash equivalents:
Beginning of period	306,077	295,476
End of period	$251,782	$272,636

PROS Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)
We use these non-GAAP financial measures to assist in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.
See breakdown of the reconciling line items on page 10.

	Three Months Ended March 31,		Year over Year
	2020	2019	% change
GAAP gross profit	$37,584	$35,341	6%
Non-GAAP adjustments:
New headquarters noncash rent expense	162	153
Amortization of acquisition-related intangibles	842	1,034
Share-based compensation	524	538
Non-GAAP gross profit	$39,112	$37,066	6%

Non-GAAP gross margin	59.0%	66.0%

GAAP loss from operations	$(21,352)	$(13,610)	57%
Non-GAAP adjustments:
New headquarters noncash rent expense	555	554
Amortization of acquisition-related intangibles	1,383	1,583
Share-based compensation	6,347	6,046
Total Non-GAAP adjustments	8,285	8,183
Non-GAAP loss from operations	$(13,067)	$(5,427)	141%

Non-GAAP loss from operations % of total revenue	(19.7)%	(9.7)%

GAAP net loss	$(22,735)	$(16,917)	34%
Non-GAAP adjustments:
Total Non-GAAP adjustments affecting loss from operations	8,285	8,183
Amortization of debt discount and issuance costs	1,702	3,106
Tax impact related to non-GAAP adjustments	2,923	1,411
Non-GAAP net loss	$(9,825)	$(4,217)	133%

Non-GAAP diluted loss per share	$(0.23)	$(0.11)

Shares used in computing non-GAAP loss per share	43,102	37,623

PROS Holdings, Inc.
Supplemental Schedule of Non-GAAP Financial Measures
Increase (Decrease) in GAAP Amounts Reported
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cost of Subscription Items
New headquarters noncash rent expense	14	16
Amortization of acquisition-related intangibles	683	870
Share-based compensation	87	71
Total cost of subscription items	$784	$957

Cost of Maintenance Items
New headquarters noncash rent expense	26	28
Amortization of acquisition-related intangibles	159	164
Share-based compensation	66	60
Total cost of maintenance items	$251	$252

Cost of Services Items
New headquarters noncash rent expense	122	109
Share-based compensation	371	407
Total cost of services items	$493	$516

Sales and Marketing Items
New headquarters noncash rent expense	104	103
Amortization of acquisition-related intangibles	541	549
Share-based compensation	1,866	1,400
Total sales and marketing items	$2,511	$2,052

General and Administrative Items
New headquarters noncash rent expense	99	93
Share-based compensation	2,450	2,812
Total general and administrative items	$2,549	$2,905

Research and Development Items
New headquarters noncash rent expense	190	205
Share-based compensation	1,507	1,296
Total research and development items	$1,697	$1,501

PROS Holdings, Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019

GAAP Loss from Operations	$(21,352)	$(13,610)
Amortization of acquisition-related intangibles	1,383	1,583
New headquarters noncash rent expense	555	554
Share-based compensation	6,347	6,046
Depreciation and other amortization	2,037	1,742
Capitalized internal-use software development costs	(412)	(868)
Adjusted EBITDA	$(11,442)	$(4,553)

Net cash used in operating activities	$(24,173)	$(8,095)
Purchase of property and equipment (excluding new headquarters)	(957)	(611)
Purchase of intangible asset	—	(50)
Capitalized internal-use software development costs	(412)	(868)
Free Cash Flow	$(25,542)	$(9,624)

Guidance
	Q2 2020 Guidance
	Low	High
Adjusted EBITDA
GAAP Loss from Operations	$(21,900)	$(20,900)
Amortization of acquisition-related intangibles	1,400	1,400
New headquarters noncash rent expense	400	400
Share-based compensation	6,800	6,800
Depreciation and other amortization	2,200	2,200
Capitalized internal-use software development costs	(400)	(400)
Adjusted EBITDA	$(11,500)	$(10,500)